Exhibit 2

                             JOINT FILING AGREEMENT

           In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, no par value, of ICO, Inc.; and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement this 9th day of February, 2004.

                                       TRAVIS STREET PARTNERS, LLC



                                       By:  /S/ CHRISTOPHER N. O'SULLIVAN
                                            ------------------------------------
                                            Christopher N. O'Sullivan, Manager



                                          /S/ STEPHEN F. MARTIN
                                       -----------------------------------------
                                        Stephen F. Martin





                                    Exh 2-1